FOR IMMEDIATE RELEASE

Ciena Reports Fiscal Fourth Quarter 2022 and Year-End Financial Results

HANOVER, Md. - December 8, 2022 - Ciena® Corporation (NYSE: CIEN), a networking systems, services and software company, today announced unaudited financial results for its fiscal fourth quarter ended October 29, 2022.

•Q4 Revenue: $971.0 million

•Q4 Net Income per Share: $0.39 GAAP; $0.61 adjusted (non-GAAP)

•Share Repurchases: Repurchased approximately 154,200 shares of common stock for an aggregate price of $8.0 million during the quarter.

"Our strong fiscal fourth quarter financial results were better than expected as we benefited from some favorable supply chain developments in the second half of the quarter," said Gary Smith, president and CEO of Ciena. "Looking ahead, we expect to deliver outsized revenue growth in fiscal 2023 given our significant backlog and continued signs of gradual supply improvement. And, we remain confident that the durability of secular demand drivers and our strategic investments to expand our addressable market position us to deliver strong revenue growth over the next several years."

For fiscal fourth quarter 2022, Ciena reported revenue of $971.0 million as compared to $1.04 billion for the fiscal fourth quarter 2021. For fiscal year 2022, Ciena reported revenue of $3.63 billion, as compared to $3.62 billion for fiscal year 2021.

Ciena's GAAP net income for the fiscal fourth quarter 2022 was $57.6 million, or $0.39 per diluted common share, which compares to a GAAP net income of $103.5 million, or $0.66 per diluted common share, for the fiscal fourth quarter 2021. For fiscal year 2022, Ciena's GAAP net income was $152.9 million, or $1.00 per diluted common share, as compared to GAAP net income of $500.2 million, or $3.19 per diluted common share, for fiscal year 2021.

Ciena's adjusted (non-GAAP) net income for the fiscal fourth quarter 2022 was $90.9 million, or $0.61 per diluted common share, which compares to an adjusted (non-GAAP) net income of $132.7 million, or $0.85 per diluted common share, for the fiscal fourth quarter 2021. For fiscal year 2022, Ciena's adjusted (non-GAAP) net income was $288.9 million, or $1.90 per diluted common share, as compared to adjusted (non-GAAP) net income of $456.5 million, or $2.91 per diluted common share, for fiscal year 2021.

Performance Summary for Fiscal Fourth Quarter and the Year Ended October 29, 2022
The tables below (in millions, except percentage data) provide comparisons of certain quarterly results to the prior year. Appendices A and B set forth reconciliations between the GAAP and adjusted (non-GAAP) measures contained in this release.

	GAAP Results (unaudited)
	Quarter Ended		Period	Year Ended		Period
	October 29,	October 30,	Change	October 29,	October 30,	Change
	2022	2021	Y-T-Y*	2022	2021	Y-T-Y*
Revenue	$971.0	$1,041.5	(6.8)%	$3,632.7	$3,620.7	0.3%
Gross margin	44.7%	45.8%	(1.1)%	43.0%	47.6%	(4.6)%
Operating expense	$356.3	$339.7	4.9%	$1,337.5	$1,226.6	9.0%
Operating margin	8.0%	13.2%	(5.2)%	6.1%	13.7%	(7.6)%

	Non-GAAP Results (unaudited)
	Quarter Ended		Period	Year Ended		Period
	October 29,	October 30,	Change	October 29,	October 30,	Change
	2022	2021	Y-T-Y*	2022	2021	Y-T-Y*
Revenue	$971.0	$1,041.5	(6.8)%	$3,632.7	$3,620.7	0.3%
Adj. gross margin	45.2%	46.3%	(1.1)%	43.6%	47.9%	(4.3)%
Adj. operating expense	$312.8	$307.1	1.9%	$1,177.0	$1,129.3	4.2%
Adj. operating margin	13.0%	16.8%	(3.8)%	11.2%	16.8%	(5.6)%
Adj. EBITDA	$153.5	$199.2	(22.9)%	$502.4	$702.8	(28.5)%
* Denotes % change, or in the case of margin, absolute change

	Revenue by Segment (unaudited)
	Quarter Ended
	October 29, 2022		October 30, 2021
	Revenue	%**	Revenue	%**
Networking Platforms
Converged Packet Optical	$649.9	66.9	$754.6	72.5
Routing and Switching	102.8	10.6	74.2	7.1
Total Networking Platforms	752.7	77.5	828.8	79.6

Platform Software and Services	71.6	7.4	66.1	6.3

Blue Planet Automation Software and Services	21.2	2.2	19.8	1.9

Global Services
Maintenance Support and Training	73.1	7.5	71.3	6.9
Installation and Deployment	36.9	3.8	47.2	4.5
Consulting and Network Design	15.5	1.6	8.3	0.8
Total Global Services	125.5	12.9	126.8	12.2

Total	$971.0	100.0	$1,041.5	100.0

	Revenue by Segment (unaudited)
	Year Ended
	October 29, 2022		October 30, 2021
	Revenue	%**	Revenue	%**
Networking Platforms
Converged Packet Optical	$2,380.0	65.5	$2,553.5	70.5
Routing and Switching	398.4	11.0	271.8	7.5
Total Networking Platforms	2,778.4	76.5	2,825.3	78.0

Platform Software and Services	277.2	7.6	229.6	6.4

Blue Planet Automation Software and Services	76.6	2.1	77.2	2.1

Global Services
Maintenance Support and Training	292.4	8.1	283.4	7.8
Installation and Deployment	157.4	4.3	171.5	4.7
Consulting and Network Design	50.7	1.4	33.7	1.0
Total Global Services	500.5	13.8	488.6	13.5

Total	$3,632.7	100.0	$3,620.7	100.0

** Denotes % of total revenue
Additional Performance Metrics for Fiscal Fourth Quarter and Year Ended October 29, 2022

	Revenue by Geographic Region (unaudited)
	Quarter Ended
	October 29, 2022		October 30, 2021
	Revenue	% **	Revenue	% **
Americas	$723.5	74.5	$748.7	71.9
Europe, Middle East and Africa	135.1	13.9	170.8	16.4
Asia Pacific	112.4	11.6	122.0	11.7
Total	$971.0	100.0	$1,041.5	100.0

	Revenue by Geographic Region (unaudited)
	Year Ended
	October 29, 2022		October 30, 2021
	Revenue	% **	Revenue	% **
Americas	$2,636.9	72.6	$2,525.6	69.8
Europe, Middle East and Africa	555.2	15.3	670.5	18.5
Asia Pacific	440.6	12.1	424.6	11.7
Total	$3,632.7	100.0	$3,620.7	100.0
** Denotes % of total revenue

•Two customers each represented 10%-plus of revenue for the fiscal fourth quarter and fiscal year 2022, combining for a total of 25.6% of revenue for the fiscal fourth quarter and 23.0% of revenue for the fiscal year 2022
•Cash and investments at the end of fiscal year 2022 totaled $1.2 billion
•Cash flow used in operations totaled $14.5 million and $167.8 million for the fiscal fourth quarter and the fiscal year 2022, respectively
•Average days' sales outstanding (DSOs) were 100 and 107 for the fiscal fourth quarter and the fiscal year 2022, respectively
•Accounts receivable, net balance was $920.8 million
•Unbilled contract asset, net balance was $156.0 million
•Inventories totaled $946.7 million, including:
◦Raw materials: $664.9 million
◦Work in process: $18.2 million
◦Finished goods: $258.6 million
◦Deferred cost of sales: $41.1 million
◦Reserve for excess and obsolescence: $(36.1) million
•Product inventory turns were 1.9 and 1.8 for the fiscal fourth quarter and the fiscal year 2022, respectively
•Headcount totaled 8,079 at the end of fiscal year 2022

Supplemental Materials and Live Web Broadcast of Unaudited Fiscal Fourth Quarter 2022 Results
Today, Thursday, December 08, 2022, in conjunction with this announcement, Ciena has posted to the Quarterly Results page of the Investor Relations section of its website certain related supporting materials for its unaudited fiscal fourth quarter and fiscal year 2022 results.

Ciena's management will also host a discussion today with investors and financial analysts that will include the Company's outlook. The live audio web broadcast beginning at 8:30 a.m. Eastern will be accessible via www.ciena.com. An archived replay of the live broadcast will be available shortly following its conclusion on the Investor Relations page of Ciena's website.

Notes to Investors

Forward-Looking Statements. You are encouraged to review the Investors section of our website, where we routinely post press releases, Securities and Exchange Commission ("SEC") filings, recent news, financial results, supplemental financial information, and other announcements. From time to time we exclusively post material information to this website along with other disclosure channels that we use. This press release contains certain forward-looking statements that involve risks and uncertainties. These statements are based on current expectations, forecasts, assumptions and other information available to the Company as of the date hereof. Forward-looking statements include statements regarding Ciena's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. Forward-looking statements in this release include: "Our strong fiscal fourth quarter financial results were better than expected as we benefited from some favorable supply chain developments in the second half of the quarter," said Gary Smith, president and CEO of Ciena. "Looking ahead, we expect to deliver outsized revenue growth in fiscal 2023 given our significant backlog and continued signs of gradual supply improvement. And, we remain confident that the durability of secular demand drivers and our strategic investments to expand our addressable market position us to deliver strong revenue growth over the next several years."

Ciena's actual results, performance or events may differ materially from these forward-looking statements made or implied due to a number of risks and uncertainties relating to Ciena's business, including: the effect of broader economic and market conditions on our customers and their business; our ability to execute our business and growth strategies; the impact of supply chain constraints or disruptions; the duration and severity of the COVID-19 pandemic and the impact of countermeasures taken to mitigate its spread on macroeconomic conditions, economic activity, demand for our technology solutions, short- and long-term changes in customer or end user needs, continuity of supply chain, our business operations, liquidity and financial results; changes in network spending or network strategy by our customers; seasonality and the timing and size of customer orders, including our ability to recognize revenue relating to such sales; the level of competitive pressure we encounter; the product, customer and geographic mix of sales within the period; changes in foreign currency exchange rates; factors beyond our control such as natural disasters, climate change, acts of war or terrorism, geopolitical events, including but not limited to the ongoing conflict between Ukraine and Russia, and public health emergencies; changes in tax or trade regulations, including the imposition of tariffs, duties or efforts to withdraw from or materially modify international trade agreements; and the other risk factors disclosed in Ciena’s periodic reports filed with the Securities and Exchange Commission (SEC) including its Quarterly Report on Form 10-Q filed with the SEC on September 7, 2022 and its Annual report on Form 10-K to be filed with the SEC. Ciena assumes no obligation to update any forward-looking information included in this press release.

Non-GAAP Presentation of Quarterly and Annual Results. This release includes non-GAAP measures of Ciena's gross profit, operating expense, income from operations, earnings before interest, tax, depreciation and amortization (EBITDA), Adjusted EBITDA, and measures of net income and net income per share. In evaluating the operating performance of Ciena's business, management excludes certain charges and credits that are required by GAAP. These items share one or more of the following characteristics: they are unusual and Ciena does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of Ciena's control. Management believes that the non-GAAP measures below provide management and investors useful information and meaningful insight to the operating performance of the business. The presentation of these non-GAAP financial measures should be considered in addition to Ciena's GAAP results and these measures are not intended to be a substitute for the financial information prepared and presented in accordance with GAAP. Ciena's non-GAAP measures and the related adjustments may differ from non-GAAP measures used by other companies and should only be used to evaluate Ciena's results of operations in conjunction with our corresponding GAAP results. To the extent not previously disclosed in a prior Ciena financial results press release, Appendices A and B to this press release set forth a complete GAAP to non-GAAP reconciliation of the non-GAAP measures contained in this release.

About Ciena. Ciena (NYSE: CIEN) is a networking systems, services and software company. We provide solutions that help our customers create the Adaptive Network™ in response to the constantly changing demands of their users. By delivering best-in-class networking technology through high-touch consultative relationships, we build the world’s most agile networks with automation, openness and scale. For updates on Ciena, follow us on Twitter @Ciena, LinkedIn, the Ciena Insights blog, or visit www.ciena.com.

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Quarter Ended		Year Ended
	October 29,	October 30,	October 29,	October 30,
	2022	2021	2022	2021
Revenue:
Products	$779,609	$860,925	$2,888,848	$2,932,602
Services	191,401	180,561	743,813	688,082
Total revenue	971,010	1,041,486	3,632,661	3,620,684
Cost of goods sold:
Products	440,253	470,334	1,699,631	1,545,269
Services	97,160	94,033	372,686	353,436
Total cost of goods sold	537,413	564,367	2,072,317	1,898,705
Gross profit	433,597	477,119	1,560,344	1,721,979
Operating expenses:
Research and development	166,898	147,454	624,656	536,666
Selling and marketing	121,865	129,625	466,565	452,214
General and administrative	48,191	49,383	179,382	181,874
Significant asset impairments and restructuring costs	13,621	5,700	33,824	29,565
Amortization of intangible assets	5,754	5,836	32,511	23,732
Acquisition and integration costs	—	1,712	598	2,572
Total operating expenses	356,329	339,710	1,337,536	1,226,623
Income from operations	77,268	137,409	222,808	495,356
Interest and other income (loss), net	1,887	(168)	6,747	(1,768)
Interest expense	(13,775)	(7,916)	(47,050)	(30,837)
Income before income taxes	65,380	129,325	182,505	462,751
Provision (benefit) for income taxes	7,735	25,826	29,603	(37,445)
Net income	$57,645	$103,499	$152,902	$500,196

Net Income per Common Share
Basic net income per common share	$0.39	$0.67	$1.01	$3.22
Diluted net income per potential common share	$0.39	$0.66	$1.00	$3.19

Weighted average basic common shares outstanding	148,548	155,232	151,208	155,279
Weighted average dilutive potential common shares outstanding [1]	149,111	156,689	152,193	156,743

1 Weighted average dilutive potential common shares outstanding used in calculating GAAP diluted net income per potential common share includes the following number of shares underlying certain stock option and stock unit awards: (i) 0.6 million and 1.0 million for the fourth quarter of fiscal 2022 and fiscal 2022, respectively; and (ii) 1.5 million shares for each of the fourth quarter of fiscal 2021 and fiscal 2021.

CIENA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

	October 29, 2022	October 30, 2021
ASSETS
Current assets:
Cash and cash equivalents	$994,352	$1,422,546
Short-term investments	153,989	181,483
Accounts receivable, net	920,772	884,958
Inventories	946,730	374,265
Prepaid expenses and other	370,053	325,654
Total current assets	3,385,896	3,188,906
Long-term investments	35,385	70,038
Equipment, building, furniture and fixtures, net	267,779	284,968
Operating lease right-of-use assets	45,108	44,285
Goodwill	328,322	311,645
Other intangible assets, net	69,517	65,314
Deferred tax asset, net	824,008	800,180
Other long-term assets	113,617	99,891
Total assets	$5,069,632	$4,865,227
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$516,047	$356,176
Accrued liabilities and other short-term obligations	360,782	409,285
Deferred revenue	137,899	118,007
Operating lease liabilities	18,925	18,632
Current portion of long-term debt	6,930	6,930
Total current liabilities	1,040,583	909,030
Long-term deferred revenue	62,336	57,457
Other long-term obligations	150,335	166,803
Long-term operating lease liabilities	42,392	41,564
Long-term debt, net	1,061,125	670,355
Total liabilities	$2,356,771	$1,845,209
Stockholders’ equity:
Preferred stock – par value $0.01; 20,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock – par value $0.01; 290,000,000 shares authorized; 148,412,943 and 154,858,981 shares issued and outstanding	1,484	1,549
Additional paid-in capital	6,390,252	6,803,162
Accumulated other comprehensive income (loss)	(46,645)	439
Accumulated deficit	(3,632,230)	(3,785,132)
Total stockholders’ equity	2,712,861	3,020,018
Total liabilities and stockholders’ equity	$5,069,632	$4,865,227

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands) (unaudited)

	Year Ended
	October 29,	October 30,
	2022	2021
Cash flows provided by (used in) operating activities:
Net income	$152,902	$500,196
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation of equipment, building, furniture and fixtures, and amortization of leasehold improvements	95,922	96,233
Share-based compensation expense	105,131	84,336
Amortization of intangible assets	44,281	36,033
Deferred taxes	(27,502)	(156,469)
Provision for inventory excess and obsolescence	16,184	17,850
Provision for warranty	17,440	17,093
Other	—	14,525
Changes in assets and liabilities:
Accounts receivable	(47,069)	(174,377)
Inventories	(589,113)	(47,567)
Prepaid expenses and other	(58,996)	(19,691)
Operating lease right-of-use assets	16,453	16,632
Accounts payable, accruals and other obligations	100,327	162,134
Deferred revenue	26,380	16,822
Short and long-term operating lease liabilities	(20,096)	(22,104)
Net cash provided by (used in) operating activities	(167,756)	541,646
Cash flows used in investing activities:
Payments for equipment, furniture, fixtures and intellectual property	(90,818)	(79,550)
Purchase of available for sale securities	(643,971)	(172,778)
Proceeds from maturities of available for sale securities	698,642	152,253
Settlement of foreign currency forward contracts, net	4,942	4,680
Acquisition of business, net of cash acquired	(62,043)	—
Purchase of cost method equity investments	(8,000)	—
Proceeds from sale of cost method equity investments	—	4,678
Net cash used in investing activities	(101,248)	(90,717)
Cash flows used in financing activities:
Proceeds from issuance of senior notes	400,000	—
Payment of long term debt	(5,197)	(6,929)
Payment of debt issuance costs	(5,484)	—
Payment of finance lease obligations	(3,468)	(3,004)
Shares repurchased for tax withholdings on vesting of stock unit awards	(48,454)	(44,071)
Repurchases of common stock - repurchase program	(500,800)	(91,288)
Proceeds from issuance of common stock	30,348	28,457
Net cash used in financing activities	(133,055)	(116,835)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(26,167)	(198)
Net increase (decrease) in cash, cash equivalents and restricted cash	(428,226)	333,896
Cash, cash equivalents and restricted cash at beginning of period	1,422,604	1,088,708
Cash, cash equivalents and restricted cash at end of period	$994,378	$1,422,604
Supplemental disclosure of cash flow information
Cash paid during the period for interest	$42,812	$29,864
Cash paid during the period for income taxes, net	$34,967	$73,127
Operating lease payments	$21,661	$24,058
Non-cash investing and financing activities
Purchase of equipment in accounts payable	$12,373	$10,138
Repurchase of common stock in accrued liabilities from repurchase program	$—	$800
Operating right-of-use assets subject to lease liability	$23,242	$4,356
Unrealized gain on equity investment	$4,120	$—

APPENDIX A - Reconciliation of Adjusted (Non- GAAP) Measurements
(in thousands, except per share data) (unaudited)

	Quarter Ended		Year Ended
	October 29,	October 30,	October 29,	October 30,
	2022	2021	2022	2021
Gross Profit Reconciliation (GAAP/non-GAAP)
GAAP gross profit	$433,597	$477,119	$1,560,344	$1,721,979
Share-based compensation-products	907	920	3,867	3,408
Share-based compensation-services	2,066	1,240	7,533	5,181
Canadian Emergency Wage Subsidy-products	—	—	—	(4,283)
Canadian Emergency Wage Subsidy-services	—	—	—	(2,667)
Amortization of intangible assets	2,005	2,856	11,770	12,301
Total adjustments related to gross profit	4,978	5,016	23,170	13,940
Adjusted (non-GAAP) gross profit	$438,575	$482,135	$1,583,514	$1,735,919
Adjusted (non-GAAP) gross profit percentage	45.2%	46.3%	43.6%	47.9%

Operating Expense Reconciliation (GAAP/non-GAAP)
GAAP operating expense	$356,329	$339,710	$1,337,536	$1,226,623
Share-based compensation-research and development	8,507	5,684	31,879	21,863
Share-based compensation-sales and marketing	8,084	6,192	31,280	25,152
Share-based compensation-general and administrative	7,610	7,466	30,435	28,804
Canadian Emergency Wage Subsidy-research and development	—	—	—	(29,519)
Canadian Emergency Wage Subsidy-sales and marketing	—	—	—	(2,604)
Canadian Emergency Wage Subsidy-general and administrative	—	—	—	(2,207)
Significant asset impairments and restructuring costs	13,621	5,700	33,824	29,565
Amortization of intangible assets	5,754	5,836	32,511	23,732
Acquisition and integration costs	—	1,712	598	2,572
Total adjustments related to operating expense	43,576	32,590	160,527	97,358
Adjusted (non-GAAP) operating expense	$312,753	$307,120	$1,177,009	$1,129,265

Income from Operations Reconciliation (GAAP/non-GAAP)
GAAP income from operations	$77,268	$137,409	$222,808	$495,356
Total adjustments related to gross profit	4,978	5,016	23,170	13,940
Total adjustments related to operating expense	43,576	32,590	160,527	97,358
Total adjustments related to income from operations	48,554	37,606	183,697	111,298
Adjusted (non-GAAP) income from operations	$125,822	$175,015	$406,505	$606,654
Adjusted (non-GAAP) operating margin percentage	13.0%	16.8%	11.2%	16.8%

Net Income Reconciliation (GAAP/non-GAAP)
GAAP net income	$57,645	$103,499	$152,902	$500,196
Exclude GAAP provision (benefit) for income taxes	7,735	25,826	29,603	(37,445)
Income before income taxes	65,380	129,325	182,505	462,751
Total adjustments related to income from operations	48,554	37,606	183,697	111,298
Unrealized (gain) loss on cost method equity investment	—	—	(4,120)	165
Adjusted income before income taxes	113,934	166,931	362,082	574,214
Non-GAAP tax provision on adjusted income before income taxes	23,015	34,221	73,141	117,714
Adjusted (non-GAAP) net income	$90,919	$132,710	$288,941	$456,500

APPENDIX A - Reconciliation of Adjusted (Non- GAAP) Measurements
(in thousands, except per share data) (unaudited)

	Quarter Ended		Year Ended
	October 29,	October 30,	October 29,	October 30,
	2022	2021	2022	2021

Weighted average basic common shares outstanding	148,548	155,232	151,208	155,279
Weighted average dilutive potential common shares outstanding [1]	149,111	156,689	152,193	156,743

Net Income per Common Share
GAAP diluted net income per potential common share	$0.39	$0.66	$1.00	$3.19
Adjusted (non-GAAP) diluted net income per potential common share	$0.61	$0.85	$1.90	$2.91

1 Weighted average dilutive potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per potential common share includes the following number of shares underlying certain stock option and stock unit awards: (i) 0.6 million and 1.0 million for the fourth quarter of fiscal 2022 and fiscal 2022, respectively; and (ii) 1.5 million each for the fourth quarter of fiscal 2021 and fiscal 2021.

APPENDIX B - Calculation of EBITDA and Adjusted EBITDA (unaudited)
(in thousands) (unaudited)

	Quarter Ended		Year Ended
	October 29,	October 30,	October 29,	October 30,
	2022	2021	2022	2021
Earnings Before Interest, Tax, Depreciation and Amortization (EBITDA)
Net income (GAAP)	$57,645	$103,499	$152,902	$500,196
Add: Interest expense	13,775	7,916	47,050	30,837
Less: Interest and other income (loss), net	1,887	(168)	6,747	(1,768)
Add: Provision (benefit) for income taxes	7,735	25,826	29,603	(37,445)
Add: Depreciation of equipment, building, furniture and fixtures, and amortization of leasehold improvements	27,642	24,315	95,922	96,233
Add: Amortization of intangible assets	7,759	8,692	44,281	36,033
EBITDA	$112,669	$170,416	$363,011	$627,622
Less: Canadian Emergency Wage Subsidy	—	—	—	41,280
Add: Share-based compensation cost	27,174	21,366	104,994	84,336
Add: Significant asset impairments and restructuring costs	13,621	5,700	33,824	29,565
Add: Acquisition and integration costs	—	1,712	598	2,572
Adjusted EBITDA	$153,464	$199,194	$502,427	$702,815
* * *
The adjusted (non-GAAP) measures above and their reconciliation to Ciena's GAAP results for the periods presented reflect adjustments relating to the following items:
•Share-based compensation - a non-cash expense incurred in accordance with share-based compensation accounting guidance.
•Canadian Emergency Wage Subsidy - a program introduced by the Government of Canada to offset a portion of employee wages for a limited period in response to COVID-19 outbreak.
•Significant asset impairments and restructuring costs - costs incurred as a result of restructuring activities taken to align resources with perceived market opportunities, the redesign of business processes and, in fiscal 2022, a $3.8 million impairment charge due to Ciena's decision to suspend its business operations in Russia in response to the conflict in Ukraine.
•Amortization of intangible assets - a non-cash expense arising from the acquisition of intangible assets, principally developed technologies and customer-related intangibles, that Ciena is required to amortize over its expected useful life.
•Acquisition and integration costs  - includes financial, legal and accounting advisor expenses related to our acquisition activity in fiscal 2022. Acquisition and integration costs for fiscal 2021 include costs of acquisition compensation associated with a three-year earn-out arrangement related to the DonRiver acquisition in fiscal 2018.
•Unrealized (gain)loss on cost method equity investment - reflects a change in the carrying value of a certain cost method equity investment.
•Non-GAAP tax provision - consists of current and deferred income tax expense commensurate with the level of adjusted income before income taxes and utilizes a current, blended U.S. and foreign statutory annual tax rate of 20.2% for fiscal quarter 2022 and 20.5% for fiscal quarter 2021. This rate may be subject to change in the future, including as a result of changes in tax policy or tax strategy.